Exhibit 99.2
Sales Analysis — Q4 2005

Electric Sales — Detroit Edison Service Area (GWh)				Electric Revenue — Detroit Edison Service Area ($000s)
	Q4 2005	Q4 2004	% Change		Q4 2005	Q4 2004	% Change

Residential	3,440	3,426	0%	Residential	308,365	305,966	1%
Commercial	3,972	3,328	19%	Commercial	342,036	281,008	22%
Industrial	3,199	3,054	5%	Industrial	188,232	150,646	25%
Other	716	648	10%	Other	32,467	27,871	16%

	11,327	10,456	8%		871,100	765,491	14%
Interconnection	1,246	2,274	-45%	Interconnection	84,921	84,797	0%
Choice*	1,671	2,563	-35%	Choice*	32,705	48,734	-33%

TOTAL SALES	14,244	15,293	-7%	TOTAL REVENUES	988,726	899,022	10%

* Includes Dearborn Industrial Group sales				* Distribution charge, includes Dearborn Industrial Group revenues

Gas Sales — MichCon Service Area (Mcf)				Gas Revenue — MichCon Service Area ($000s)
	Q4 2005	Q4 2004	% Change		Q4 2005	Q4 2004	% Change

Residential	38,269,239	39,621,965	-3%	Residential	522,906	348,149	50%
Commercial	11,823,294	12,070,676	-2%	Commercial	161,790	106,907	51%
Industrial	451,373	335,373	35%	Industrial	5,879	2,919	101%

	50,543,906	52,028,014	-3%		690,575	457,975	51%
End User
Transportation*	40,332,976	38,386,908	5%	End User Transportation*	36,336	30,499	19%

TOTAL SALES	90,876,882	90,414,922	1%	TOTAL REVENUES	726,911	488,474	49%

* Includes choice customers				* Includes choice customers
Weather

Cooling Degree Days				Heating Degree Days
Detroit Edison service territory				MichCon service territory
	Q4 2005	Q4 2004	% Change		Q4 2005	Q4 2004	% Change

Actuals	33	1	3200%	Actuals	2,272	2,216	3%
Normal	6	6		Normal	2,352	2,352

Deviation from normal	450%	-83%		Deviation from normal	-3%	-6%

Sales Analysis — 2005

Electric Sales — Detroit Edison Service Area (GWh)					Electric Revenue — Detroit Edison Service Area ($000s)
	2005	2004	% Change			2005	2004	% Change

Residential Commercial Industrial Other	16,812 15,618 12,317 2,719	15,082 13,425 11,472 2,598	11 16 7 5	% % % %	Residential Commercial Industrial Other	1,516,645 1,330,823 696,837 127,488	1,344,761 1,122,902 557,098 116,793	13 19 25 9	% % % %

	47,466	42,577	11%			3,671,793	3,141,554	17%
Interconnection Choice*	5,217 7,278	6,372 9,840	-18 -26	% %	Interconnection Choice*	380,035 142,070	244,206 173,734	56 -18	% %

TOTAL SALES	59,961	58,789	2%		TOTAL REVENUES	4,193,898	3,559,494	18%

* Includes Dearborn Industrial Group sales					* Distribution charge, includes Dearborn Industrial Group revenues

Gas Sales — MichCon Service Area (Mcf)					Gas Revenue — MichCon Service Area ($000s)
	2005	2004	% Change			2005	2004	% Change

Residential Commercial Industrial	123,089,401 39,624,830 1,501,936	127,225,642 40,748,332 1,337,622	-3 -3 12	% % %	Residential Commercial Industrial	1,349,073 429,589 15,968	1,028,514 327,245 10,592	31 31 51	% % %

	164,216,167	169,311,596	-3%			1,794,630	1,366,351	31%
End User					End User
Transportation*	157,046,718	144,867,269	8%		Transportation*	133,887	118,770	13%

TOTAL SALES	321,262,885	314,178,865	2%		TOTAL REVENUES	1,928,517	1,485,121	30%

* Includes choice customers					* Includes choice customers
Weather

Cooling Degree Days				Heating Degree Days
Detroit Edison service territory				MichCon service territory
	2005	2004	% Change		2005	2004	% Change

Actuals Normal	1,109 736	642 736	73%	Actuals Normal	6,475 6,779	6,474 6,779	0%

Deviation from normal	51%	-13%		Deviation from normal	-4%	-4%